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EXHIBIT 99.2

M A C K-C A L I    R E A L T Y    C O R P O R A T I O N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz Executive Vice President and Chief Financial Officer (908)272-8000	Virginia Sobol Vice President, Marketing and Public Relations (908)272-8000

MACK-CALI REALTY CORPORATION
ANNOUNCES FOURTH QUARTER RESULTS

        CRANFORD, NEW JERSEY—February 26, 2003—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the fourth quarter and full year 2002.

FINANCIAL HIGHLIGHTS

        Funds from operations (FFO), after adjustment for straight-lining of rents, for the quarter ended December 31, 2002 amounted to $63.8 million, or $0.89 per share, versus $66.3 million, or $0.93 per share, for the quarter ended December 31, 2001. For the year ended December 31, 2002, FFO, after adjustment for straight-lining of rents, amounted to $272.3 million, or $3.80 per share, versus $260.5 million, or $3.66 per share, for the same period last year. While fourth quarter 2002 FFO per share decreased 4.3 percent from the same period in 2001, full year 2002 FFO per share increased 3.8 percent over 2001. For further discussion, see "Information About FFO" in this release.

        Net income for the fourth quarter 2002 equaled $29.8 million, or $0.52 per share, versus $33.2 million, or $0.58 per share, for the same quarter last year, a per share decrease of 10.3 percent. For the year ended December 31, 2002, net income equaled $139.7 million, or $2.43 per share, versus $131.7 million, or $2.32 per share, for the same period last year, an increase of 4.7 percent on a per share basis.

        Total revenues for the fourth quarter 2002 remained relatively unchanged at $141.6 million as compared to $141.8 million for the same quarter last year. For the year ended December 31, 2002, total revenues amounted to $569.6 million, a decrease of 1.0 percent over total revenues of $575.3 million for the same period last year.

        Cash available for distribution (CAD) for the fourth quarter 2002 equaled $51.1 million, or $0.71 per share, versus $49.4 million, or $0.69 per share, for the same quarter last year, a per share increase of 2.9 percent. For the year ended December 31, 2002, CAD equaled $230.9 million, or $3.22 per share, versus $214.7 million, or $3.02 per share, for the same period last year, an increase of 6.6 percent on a per share basis.

        All per share amounts presented above are on a diluted basis; basic per share information is included in the financial tables accompanying this press release.

        The Company had 57,318,478 shares of common stock, 7,813,806 common operating partnership units and 215,894 $1,000-face-value preferred operating partnership units outstanding as of quarter end. The outstanding preferred units are convertible into 6,230,707 common operating partnership units. Assuming conversion of all preferred units into common units, the Company had a total of 71,362,991 shares/common units outstanding at December 31, 2002.

        As of December 31, 2002, the Company had total indebtedness of approximately $1.8 billion, with a weighted average annual interest rate of 7.03 percent. Mack-Cali had a total market capitalization of $3.9 billion and a debt-to-undepreciated assets ratio of 41.3 percent at December 31, 2002. The Company had an interest coverage ratio of 3.32 times for the quarter ended December 31, 2002.

        Mitchell E. Hersh, chief executive officer, commented, "In light of the year's difficult economic climate, we completed the year in a sound financial position with solid occupancy levels and a high-quality cash flow stream. We also made significant progress in acquiring class A properties to enhance our strong Northeast presence."

        The following is a summary of the Company's recent activity:

ACQUISITIONS

        During the quarter, the Company acquired five office properties, aggregating 599,209 square feet, for approximately $104.7 million, as follows:

  •
  In November, the Company acquired 1633 Littleton Road, a 57,722 square foot office building located in Parsippany, New Jersey, for approximately $11.4 million;

  •
  Also in November, the Company acquired Soundview Plaza, a 179,260 square-foot office building located in Stamford, Connecticut, for approximately $33.0 million;

  •
  In December, the Company acquired the Triad Building, a 174,124 square-foot office building located in King of Prussia, Pennsylvania, for approximately $26.3 million; and

  •
  Also in December, the Company acquired 16 and 18 Sentry Park West, a two-building office complex, aggregating 188,103 square-feet and located in King of Prussia, Pennsylvania, for approximately $34.0 million.

        For the year ended December 31, 2002, the Company acquired a total of six office properties and a condominium interest in an office property, aggregating 742,626 square feet, for a total cost of approximately $121.4 million.

DEVELOPMENT SUMMARY

        In November, the Company's 95,000 square-foot build-to-suit office development for Verizon New Jersey, Inc. at its Horizon Center Business Park in Hamilton Township, New Jersey commenced initial operations. Verizon New Jersey, a unit of Verizon Communications, pre-leased for 10 years the entire single-story building, which it is using as a large customer call center. With the completion of the project, Mack-Cali's holdings at Horizon Center Business Park consist of five office and office/flex buildings totaling 265,030 square feet and land to develop an additional 300,000 square feet of commercial space.

        A summary of the Company's development projects at its Harborside Financial Center, located on the Hudson River Waterfront in Jersey City, New Jersey, is as follows:

  •
  Harborside Plaza 5, a 34-story, 980,000 square-foot class A office tower with a 1,270-car parking garage pedestal, commenced initial operations in September. The property is approximately 58 percent leased (which includes a lease with a tenant for 68,000 square feet, or 6.9 percent of the property, for which the tenant has informed the Company that it is experiencing financial difficulties and has failed to meet certain monetary obligations under the lease, including the payment of rent);

  •
  Harborside Plaza 10, a 19-story, 577,575 square-foot class A office building owned through a joint venture, commenced initial operations in September. The property is 100 percent leased to Charles Schwab & Co., Inc.; and

  •
  Hyatt Regency South Pier Hotel, a 350-room luxury hotel that was built on the south pier of Harborside through a joint venture between Mack-Cali and Hyatt, commenced initial operations in July.

        On February 12, 2003, the Meadowlands Xanadu proposal, presented by a joint venture to be formed among The Mills Corporation, Mack-Cali and The New York Giants, was selected by the New Jersey Sports and Exposition Authority, providing them with the exclusive right to negotiate a developer's agreement for the development of a $1.3 billion family entertainment and recreation complex with an office and hotel component at the Continental Airlines Arena site in East Rutherford, New Jersey. Meadowlands Xanadu's 4.76-million-square-foot complex is expected to feature unprecedented innovation with a family entertainment destination comprising three themed zones: sports/recreation, kids' activities and fashion. The project is expected to also include office and hotel space totaling 2.2 million square feet, consisting of four 14-story, 440,000 square-foot office buildings and a 520-room hotel with conference and exhibition facilities. No definitive documentation has been entered into between The Mills Corporation and the Company with respect to the Xanadu Project. However, it is the current understanding between Mills and the Company that the retail component will be shared 80 percent to Mills and 20 percent to the Company and the office and hotel components will be shared 80 percent to the Company and 20 percent to Mills, subject to any arrangements with third parties such as The New York Giants. There can be no assurance that these will be the final economic arrangements.

PROPERTY SALES

        In October, the Company exited a non-core market by selling its three remaining office properties in Arizona, aggregating 416,967 square feet, for approximately $43.0 million.

        For the year ended December 31, 2002, the Company and its unconsolidated joint ventures sold a total of 13 office properties, aggregating 1,907,732 square feet, a multi-family residential complex and a parcel of land, for total sales proceeds of approximately $200.9 million.

FINANCING ACTIVITY

        In December, the Company's operating partnership exchanged $90.0 million face amount of existing 7.18 percent senior unsecured notes due December 31, 2003 for $94.9 million face amount of 6.15 percent senior unsecured notes due December 15, 2012. The exchange was completed with Teachers Insurance and Annuity Association.

        In accordance with the Company's Share Repurchase Program, during the fourth quarter, the Company purchased 356,600 shares of its outstanding common stock for an aggregate cost of approximately $10.7 million, representing an average price of $30.06 per share. For the year ended December 31, 2002, the Company purchased 415,600 shares of its outstanding common stock for an aggregate cost of approximately $12.5 million, representing an average price of $30.17 per share.

LEASING INFORMATION

        Mack-Cali's consolidated in-service portfolio was 92.3 percent leased at December 31, 2002, compared to 93.0 percent leased at September 30, 2002.

        For the quarter ended December 31, 2002, the Company executed 125 leases totaling 599,998 square feet, consisting of 335,194 square feet of office space, 187,601 square feet of office/flex space and 77,203 square feet of industrial/warehouse space. Of these totals, 176,414 square feet were for new leases and 423,584 square feet were for lease renewals and other tenant retention transactions.

        Highlights of the quarter's leasing transactions include:

  •
  United Parcel Service, Inc. (UPS), the largest express carrier and package delivery company in the world, signed a five-year, 77,203 square-foot renewal at 3 Warehouse Lane in Elmsford, New York. UPS leases 100 percent of the industrial/warehouse facility, which is located at the Elmsford Distribution Center.

  •
  PAR Pharmaceutical, Inc., a manufacturer and distributor of generic drugs, signed expansions totaling 30,389 square feet for eight years at 300 Tice Boulevard in Woodcliff Lake, New Jersey. The tenant also extended the term of its current lease for 10,420 square feet by 13 months. The 230,000 square-foot class-A office property is 100 percent leased.

  •
  MMO Music Group, Inc., a music publisher, signed a 25,000 square-foot renewal for five years at 50 Executive Boulevard in the Cross Westchester Executive Park in Elmsford, New York. The 45,200 square foot office/flex property is 97.6 percent leased.

  •
  Tropicana Products, Inc., a division of PepsiCo, Inc., signed a new lease for 19,525 square feet at 915 North Lenola Road in Moorestown, New Jersey. The 52,488 square-foot office/flex property is 100 percent leased.

  •
  American Home Assurance Co., a member company of American International Group, Inc. (AIG), renewed its lease of 14,056 square feet at 555 Taxter Road in Elmsford, New York for five years. The 170,554 square-foot, class-A office property is 89.9 percent leased.

        Since year-end, the Company has signed a 180,000 square-foot renewal for 10 years with United States Life Insurance Company in the City of New York (US Life), a subsidiary of American International Group, Inc. (AIG). US Life occupies the entire office building at 3600 Route 66 in the Jumping Brook Corporate Center in Neptune, New Jersey. Additionally, the Company entered into a new 89,510 square-foot lease for 12 years with pharmaceutical firm Barr Laboratories, Inc. for the entire office building located at 400 Chestnut Ridge Road in Woodcliff Lake, New Jersey.

        Included in the Company's Supplemental Operating and Financial Data for the fourth quarter 2002 are schedules highlighting the fourth quarter and year-to-date 2002 leasing statistics for both the Company's consolidated and joint venture properties. The supplemental information is available on Mack-Cali's website, as follows:
 http://www.mack-cali.com/graphics/shareholders/pdfs/4th.quarter.sp.02.pdf.

ADDITIONAL INFORMATION

        The Company expressed comfort with FFO per diluted share estimates for the first quarter 2003 in the range of $0.88 to $0.91 per share. The Company also provided its estimates for FFO per diluted share for calendar year 2003 in the range of $3.52 to $3.66 per share. These estimates reflect management's view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections.

        An earnings conference call with management is scheduled for today, February 26, 2003, at 11:00 a.m. Eastern Standard Time, which will be broadcast live via the Internet at:
 http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=CLI&script=1010&item_id=702028

        The live conference call is also accessible by calling (719)457-2625 and requesting the Mack-Cali conference call.

        The conference call will be rebroadcast on Mack-Cali's website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Standard Time on February 26, 2003 through March 5, 2003. A replay of the call will also be accessible during the same time period by calling (719)457-0820 and using the pass code 429153.

        Copies of Mack-Cali's Form 10-K and Supplemental Operating and Financial Data for the fourth quarter 2002 are available on Mack-Cali's website, as follows:

        2002 Form 10-K:
 http://www.mack-cali.com/graphics/shareholders/pdfs/10k.02.pdf

        Fourth Quarter 2002 Supplemental Operating and Financial Data:
 http://www.mack-cali.com/graphics/shareholders/pdfs/4th.quarter.sp.02.pdf

        In addition, these items are available upon request from:

  Mack-Cali Investor Relations Dept.
  11 Commerce Drive, Cranford, NJ 07016-3501
  (908)272-8000 ext. 2484

INFORMATION ABOUT FFO

        The Company considers FFO (after adjustment for straight-lining of rents and non-recurring charges) one measure of REIT performance. FFO is defined as net income (loss) before minority interest of unitholders (preferred and common) computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from debt restructuring, other extraordinary items, and sales of depreciable rental property, plus real estate-related depreciation and amortization. FFO should not be considered as an alternative for net income as an indication of the Company's performance or to cash flows as a measure of liquidity. FFO presented herein is not necessarily comparable to FFO presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company's FFO is comparable to the FFO of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts ("NAREIT"), with the exception that it deviates as a result of adjustments made to the Company's FFO for straight-lining of rents and non-recurring charges. The Company adjusts its FFO calculation to remove the effects of straight-lining of rents because it believes that such adjustment more accurately reflects proper recognition of the Company's revenue that is contractually due for the respective periods presented. The Company also adjusts its FFO calculation for non-recurring charges because it believes that the inclusion of these costs, which are incurred specific to significant non-recurring events, can impact the comparative measurement of the Company's performance. A reconciliation of net income to FFO is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

        Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 265 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 29.3 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,100 tenants.

        Additional information on Mack-Cali Realty Corporation is available on the Company's website at http://www.mack-cali.com.

        Estimates of future FFO per share are by definition and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws, including Section 21E of the Securities Exchange Act of 1934. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements relate to, without limitation, the Company's future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as "may," "will," "should," "expect," "anticipate," "estimate," "continue," or comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the risks, trends and uncertainties are changes in the general economic conditions, including those affecting industries in which the Company's principal tenants compete; any failure of the general economy to recover timely from the current economic downturn; the extent of any tenant bankruptcies; the Company's ability to lease or re-lease space at current or anticipated rents; changes in the supply of and demand for office, office/flex and industrial/warehouse properties; changes in interest rate levels; changes in operating costs; the Company's ability to obtain adequate insurance, including coverage for terrorist acts; the availability of financing; and other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors which could impact the Company and the statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts)(unaudited)

	Quarter Ended December 31,
	2002	2001
Base rents	$123,842	$124,973
Escalations and recoveries from tenants	14,208	13,947
Parking and other	2,793	2,502
Interest income	776	416
Total revenues	141,619	141,838
Real estate taxes	14,973	15,206
Utilities	9,317	9,720
Operating services	18,967	16,878
General and administrative	6,921	6,857
Depreciation and amortization	28,738	23,507
Interest expense	29,439	27,311
Total expenses	108,355	99,479
Equity in earnings of unconsolidated joint ventures	4,519	1,674
Income before realized gains (losses) and unrealized losses on disposition of rental property and minority interest	37,783	44,033
Realized gains (losses) and unrealized losses on disposition of rental property, net	45	(2,187)
Income before minority interest	37,828	41,846
Minority interest in Operating Partnership	(7,992)	(8,607)
Net income	$29,836	$33,239
PER SHARE DATA:
Basic earnings per share	$0.52	$0.59
Diluted earnings per share	$0.52	$0.58
Dividends declared per common share	$0.63	$0.62
Basic weighted average shares outstanding	57,326	56,703
Diluted weighted average shares outstanding	65,338	65,024

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Year Ended December 31,
	2002	2001
Base rents	$492,417	$506,557
Escalations and recoveries from tenants	57,057	56,083
Parking and other	17,838	10,518
Interest income	2,302	2,186
Total revenues	569,614	575,344
Real estate taxes	60,836	62,015
Utilities	38,844	43,892
Operating services	68,449	68,779
General and administrative	27,054	28,490
Depreciation and amortization	109,513	91,471
Interest expense	107,823	112,003
Total expenses	412,519	406,650
Equity in earnings of unconsolidated joint ventures	14,793	9,004
Income before realized gains (losses) and unrealized losses on disposition of rental property and minority interest	171,888	177,698
Realized gains (losses) and unrealized losses on disposition of rental property, net	2,759	(11,864)
Income before minority interest	174,647	165,834
Minority interest in Operating Partnership	(34,925)	(34,175)
Net income	$139,722	$131,659
PER SHARE DATA:
Basic earnings per share	$2.44	$2.33
Diluted earnings per share	$2.43	$2.32
Dividends declared per common share	$2.50	$2.46
Basic weighted average shares outstanding	57,227	56,538
Diluted weighted average shares outstanding	65,427	64,775

Mack-Cali Realty Corporation

Statements of Funds from Operations and
Cash Available for Distribution

(in thousands, except per share/unit amounts)(unaudited)

	Quarter Ended December 31,
	2002	2001
Net income	$29,836	$33,239
Add: Minority interest in Operating Partnership	7,992	8,607
(Deduct)/Add: Realized (gains) losses and unrealized losses on disposition of rental property, net	(45)	2,187
Add: Real estate depreciation and amortization(1)	30,513	23,948
Deduct: Adjustment to rental income for straight-lining of rents(2)	(4,494)	(1,707)
Funds from operations(3), after adjustment for straight-lining of rents	$63,802	$66,274
Deduct: Non-incremental revenue generating capital expenditures:
Capital expenditures	(3,409)	(2,125)
Tenant improvements and leasing commissions	(9,311)	(14,725)
Cash available for distribution	$51,082	$49,424
Diluted weighted average shares/units outstanding(4)	71,568	71,383
Per Share/Unit—Diluted:
Funds from operations	$0.89	$0.93
Cash available for distribution	$0.71	$0.69
Dividends declared per common share	$0.63	$0.62
Dividend payout ratios:
Funds from operations—diluted	70.67%	66.78%
Cash available for distribution—diluted	88.27%	89.55%

(1)
Includes the Company's share from unconsolidated joint ventures of $1,976 and $661 for 2002 and 2001, respectively.

(2)
Includes the Company's share from unconsolidated joint ventures of $881 and $19 for 2002 and 2001, respectively.

(3)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition, as published in October 1999. For further discussion, see "Information About FFO" in this release.

(4)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

Mack-Cali Realty Corporation

Statements of Funds from Operations and
Cash Available for Distribution

(in thousands, except per share/unit amounts)(unaudited)

	Year Ended December 31,
	2002	2001
Net income	$139,722	$131,659
Add: Minority interest in Operating Partnership	34,925	34,175
(Deduct)/Add: Realized (gains) losses and unrealized losses on disposition of rental property, net	(2,759)	11,864
Add: Real estate depreciation and amortization(1)	112,718	94,198
Add: Gain on sale of land	717	—
Deduct: Adjustment to rental income for straight-lining of rents(2)	(9,529)	(11,399)
Deduct: Equity in earnings from gain on sale of rental property	(3,506)	—
Funds from operations(3), after adjustment for straight-lining of rents	$272,288	$260,497
Deduct: Non-incremental revenue generating capital expenditures:
Capital expenditures	(7,445)	(5,977)
Tenant improvements and leasing commissions	(33,946)	(39,808)
Cash available for distribution	$230,897	$214,712
Diluted weighted average shares/units outstanding(4)	71,715	71,134
Per Share/Unit—Diluted:
Funds from operations	$3.80	$3.66
Cash available for distribution	$3.22	$3.02
Dividends declared per common share	$2.50	$2.46
Dividend payout ratios:
Funds from operations—diluted	65.85%	67.18%
Cash available for distribution—diluted	77.65%	81.50%

(1)
Includes the Company's share from unconsolidated joint ventures of $4,054 and $3,567 for 2002 and 2001, respectively.

(2)
Includes the Company's share from unconsolidated joint ventures of $52 and $83 for 2002 and 2001, respectively.

(3)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition, as published in October 1999. For further discussion, see "Information About FFO" in this release.

(4)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

Mack-Cali Realty Corporation

Statements of Funds from Operations Per Diluted Share and
Cash Available for Distribution Per Diluted Share

(Amounts are per diluted share, except share count in thousands)(unaudited)

	Quarter Ended December 31,
	2002	2001
Net income	$0.52	$0.58
(Deduct)/Add: Realized (gains) losses and unrealized losses on disposition of rental property, net	—	0.03
Add: Real estate depreciation and amortization(1)	0.43	0.34
Deduct: Adjustment to rental income for straight-lining of rents(2)	(0.06)	(0.02)
Funds from operations(3), after adjustment for straight-lining of rents	$0.89	$0.93
Deduct: Non-incremental revenue generating capital expenditures:
Capital expenditures	(0.05)	(0.03)
Tenant improvements and leasing commissions	(0.13)	(0.21)
Cash available for distribution	$0.71	$0.69
Diluted weighted average shares/units outstanding(4)	71,568	71,383

(1)
Includes the Company's share from unconsolidated joint ventures of $0.03 and $0.01 for 2002 and 2001, respectively.

(2)
Includes the Company's share from unconsolidated joint ventures of $0.01 and $—for 2002 and 2001, respectively.

(3)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition, as published in October 1999. For further discussion, see "Information About FFO" in this release.

(4)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares (14,045 shares in 2002 & 14,314 shares in 2001), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

Mack-Cali Realty Corporation

Statements of Funds from Operations Per Diluted Share and
Cash Available for Distribution Per Diluted Share

(Amounts are per diluted share, except share count in thousands)(unaudited)

	Year Ended December 31,
	2002	2001
Net income	$2.44	$2.33
(Deduct)/Add: Realized (gains) losses and unrealized losses on disposition of rental property, net	(.04)	0.17
Add: Real estate depreciation and amortization(1)	1.57	1.32
Add: Gain on sale of land	0.01	—
Deduct: Adjustment to rental income for straight-lining of rents	(0.13)	(0.16)
Deduct: Equity in earnings from gain on sale of rental property	(0.05)	—
Funds from operations(2), after adjustment for straight-lining of rents	$3.80	$3.66
Deduct: Non-incremental revenue generating capital expenditures:
Capital expenditures	(0.10)	(0.08)
Tenant improvements and leasing commissions	(0.48)	(0.56)
Cash available for distribution	$3.22	$3.02
Diluted weighted average shares/units outstanding(3)	71,715	71,134

(1)
Includes the Company's share from unconsolidated joint ventures of $0.03 and $0.01 for 2002 and 2001, respectively.

(2)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition, as published in October 1999. For further discussion, see "Information About FFO" in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares (14,170 shares in 2002 & 14,316 shares in 2001), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

Mack-Cali Realty Corporation

Consolidated Balance Sheets

(in thousands, except share amounts)

	December 31,
	2002	2001
ASSETS:
Rental property
Land and leasehold interests	$544,176	$479,358
Buildings and improvements	3,141,003	2,751,453
Tenant improvements	164,945	140,071
Furniture, fixtures and equipment	7,533	7,189
	3,857,657	3,378,071
Less-accumulated deprec. & amort.	(445,569)	(350,705)
	3,412,088	3,027,366
Rental property held for sale, net	—	384,626
Net investment in rental property	3,412,088	3,411,992
Cash and cash equivalents	1,167	12,835
Investments in unconsolidated joint ventures	176,797	146,540
Unbilled rents receivable, net	64,759	60,829
Deferred charges and other assets, net	127,551	101,499
Restricted cash	7,777	7,914
Accounts receivable, net	6,290	5,161
Total assets	$3,796,429	$3,746,770
LIABILITIES AND STOCKHOLDERS' EQUITY:
Senior unsecured notes	$1,097,346	$1,096,843
Revolving credit facilities	73,000	59,500
Mortgages and loans payable	582,026	543,807
Dividends and distributions payable	45,067	44,069
Accounts payable and accrued expenses	50,774	64,620
Rents received in advance and security deposits	39,038	33,512
Accrued interest payable	24,948	25,587
Total liabilities	1,912,199	1,867,938
Minority interest in Operating Partnership	430,036	446,244
Commitments and contingencies
Stockholders' equity:
Preferred stock, 5,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 190,000,000 shares authorized, 57,669,818 and 56,712,270 shares outstanding	573	567
Additional paid-in capital	1,525,479	1,501,623
Dividends in excess of net earnings	(68,966)	(64,906)
Unamortized stock compensation	(2,892)	(4,696)
Total stockholders' equity	1,454,194	1,432,588
Total liabilities and stockholders' equity	$3,796,429	$3,746,770

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  EXHIBIT 99.2
M A C K-C A L I R E A L T Y C O R P O R A T I O N
MACK-CALI REALTY CORPORATION ANNOUNCES FOURTH QUARTER RESULTS
ACQUISITIONS
DEVELOPMENT SUMMARY
PROPERTY SALES
FINANCING ACTIVITY
LEASING INFORMATION
ADDITIONAL INFORMATION
INFORMATION ABOUT FFO
ABOUT THE COMPANY
Mack-Cali Realty Corporation Consolidated Statements of Operations (in thousands, except per share amounts)(unaudited)
Mack-Cali Realty Corporation Consolidated Statements of Operations (in thousands, except per share amounts)
Mack-Cali Realty Corporation Statements of Funds from Operations and Cash Available for Distribution (in thousands, except per share/unit amounts)(unaudited)
Mack-Cali Realty Corporation Statements of Funds from Operations and Cash Available for Distribution (in thousands, except per share/unit amounts)(unaudited)
Mack-Cali Realty Corporation Statements of Funds from Operations Per Diluted Share and Cash Available for Distribution Per Diluted Share (Amounts are per diluted share, except share count in thousands)(unaudited)
Mack-Cali Realty Corporation Statements of Funds from Operations Per Diluted Share and Cash Available for Distribution Per Diluted Share (Amounts are per diluted share, except share count in thousands)(unaudited)
Mack-Cali Realty Corporation Consolidated Balance Sheets (in thousands, except share amounts)